UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2007, Mr. Eric Miscoll resigned as a director of TXP Corporation (the “Company”), but will remain with the Company as its Vice President. There was no disagreement or dispute between Mr. Miscoll and the Company which led to his resignation as a director.

In addition, on October 23, 2007 the Board of Directors of the Company appointed Mr. David McNeil as a director of the Company. There are no understandings or arrangements between Mr. McNeil and any other person pursuant to which Mr. McNeil was selected as a director of the Company. Mr. McNeil does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. It is anticipated that Mr. McNeil will serve as a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company, when such committees are established by the Board.

From 1997 to the present, Mr. McNeil has served as the Vice President, Executive Vice President, and most recently President of Shafer Property Company, a commercial real estate development firm based in Dallas, Texas, where he has been responsible for site selection, acquisitions, feasibility, capitalization and construction of numerous commercial real estate projects primarily located in Texas, Arkansas and Colorado. In addition, while at Shafer Property Company, Mr. McNeil arranged for traditional debt financings as well as private equity investments for projects. From 1991 to 1996, Mr. McNeil served as the sales and leasing representative of the real estate department of Wal-Mart Stores, Inc., where he disposed of excess and non-performing real estate assets. Mr. McNeil received a Bachelor of Arts degree in Finance from the University of Arkansas in 1990.

On October 25, 2007, the Company issued a press release announcing the resignation of Mr. Miscoll and the appointment of Mr. McNeil, each as directors of the Company, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of TXP Corporation dated as of October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: October 26, 2007	By:	/s/ Michael Shores
Michael Shores
Chief Executive Officer